Exhibit 10.2

AGREEMENT

TO

CONVERT DEBT TO EQUITY

This Agreement to Convert Debt to Equity (the “Conversion Agreement”) is entered into as of September 8, 2025, by and between Infinite Acquisitions Partners LLC (the “Creditor”) and Falcon’s Beyond Global, Inc. (the “Company”), on behalf of its subsidiaries.

RECITALS:

WHEREAS, the Creditor has entered into (i) a loan agreement, dated September 30, 2024 (the “2024 Loan Agreement”), in the amount of $14,961,663.00, with Katmandu Group, LLC, a subsidiary of the Company (“Katmandu Group”), of which $14,961,663.00 remains outstanding as of the date of this agreement; and (ii) an amended and restated credit agreement, effective as of September 30, 2024 (the “2024 Credit Agreement”), providing a line of credit loan in the amount of $15,000,000, with Falcon’s LLC, of which $10,524,146.04 remains outstanding as of the day of this Conversion Agreement.

WHEREAS, the Creditor and the Company wish to convert $14,961,663.00 of the 2024 Loan Agreement and $5,500,000 of the 2024 Credit Agreement (collectively, the “Converted Debt”) into shares of Series B Cumulative Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series B Preferred Stock”) to fund the Creditor’s subscription of Series B Preferred Stock pursuant to that certain Subscription Agreement between the Creditor (as subscriber under the Subscription Agreement, the “Subscriber”) and the Company, dated as of September 8, 2025 (the “Subscription Agreement”);

WHEREAS, the Creditor and the Company have agreed that such conversion of the debt into equity shall be consummated at a purchase price of $5.00 per share of Series B Preferred Stock, with cash paid in lieu of fractional shares; and

WHEREAS, the Creditor and the Company have agreed that upon the conversion of the debt into equity, the parties will treat such conversion as if the equity was purchased pursuant to Section 2(c) of the Subscription Agreement.

NOW, THEREFORE, for good and valuable consideration, the parties hereby agree to the following:

(1)	Conversion to Series B Preferred. Effective as of the date of this Conversion Agreement, the Converted Debt shall be converted into Series B Preferred Stock at a price of $5.00 per share of Series B Preferred Stock, with cash paid in lieu of fractional shares, for an aggregate number of shares of Series B Preferred Stock of 4,092,332. Upon execution of this Conversion Agreement, the Company shall issue a total of 4,092,332 shares of Series B Preferred Stock to the Creditor (as Subscriber under the Subscription Agreement), dated the date hereof, and by executing this Conversion Agreement the Creditor hereby acknowledges the repayment of the Converted Debt.

(2)	Investor Representations. The Company will issue the Series B Preferred Stock to the Creditor in reliance upon the representations made by the Creditor, as Subscriber, pursuant to Section 4 of the Subscription Agreement.

(3)	Miscellaneous.

a.	This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

b.	This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written negotiations and agreements between the parties with respect to the subject matter hereof. No modification, variation or amendment of this Agreement (including any exhibit hereto) shall be effective unless made in writing and signed by both parties.

c.	Each party to this Agreement hereby represents and warrants to the other party that (i) the execution, performance and delivery of this Agreement has been authorized by all necessary action by such party; (ii) the representative executing this Agreement on behalf of such party has been granted all necessary power and authority to act on behalf of such party with respect to the execution, performance and delivery of this Agreement; and (iii) the representative executing this Agreement on behalf of such party is of legal age and capacity to enter into agreements which are fully binding and enforceable against such party.

d.	This Agreement may be executed in any number of counterparts and may be delivered by facsimile transmission, all of which taken together shall constitute a single instrument.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have entered into this Conversion Agreement as of the date first written above.

FALCON’S BEYOND GLOBAL, INC.

By:	/s/ Cecil D. Magpuri
	Name:	Cecil D. Magpuri
	Title:	Chief Executive Officer

INFINITE ACQUISITIONS PARTNERS LLC

By:
Name:
Title:

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Exhibit A

Creditor	Amount of Debt to be Converted at $5/ Share	Number of Series B Preferred Shares Issued
Infinite Acquisitions Partners LLC	$20,461,663	4,092,332

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